NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

                                     WARRANT

                  TO PURCHASE _________ SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.
                         ARIZONA TIME, FEBRUARY 15, 2001

                           EMPYREAN DIAGNOSTICS, LTD.

                           INCORPORATED UNDER THE LAWS
                             OF THE STATE OF WYOMING

         This certifies that, for value received, ________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Empyrean Bioscience, Inc., a Wyoming corporation (the "Company"), at any time during the period commencing at 9:00 a.m., Arizona time, on February 15, 1999 and before 5:00 p.m., Arizona time, on February 15, 2001, at the purchase price (the "Warrant Price") of $0.10 per Share, the number of shares of Common Stock of the Company set forth above. The number of shares purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth below.

         In case the Company (i) declares or pays a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of the Common Stock into a greater number of shares, or (iii) combines the outstanding shares of the Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such action shall be adjusted so that the Warrantholder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of Common Stock of the Company which the Warrantholder would have owned immediately following such action if the Warrantholder had exercised this Warrant immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         The Company hereby grants the Warrantholder the right to have the shares of Common Stock underlying the Warrant be registered for resale as follows: (1) subject to any prior, senior registration rights, and to a managing underwriter's discretion to reduce the number of shares available for sale so as not to impair the sale of shares by the Company or any holder of prior senior rights, Warrantholder is hereby granted the right to include in any registration statement filed under the Securities Act of 1933 by the Company for the sale of equity securities all or a portion of the shares underlying the Warrant held by the Warrantholder; notice of its desire to have the shares so registered shall be provided by the Warrantholder within ten (10) days after notification by the Company of its proposal to file a registration statement; and (2) on or after 180 days from the initial public offering by the Company of equity securities after the date hereof (and excluding a Rule 504 offering as a public offering), the right to demand the filing of a registration statement relating to the shares of Common Stock underlying the Warrant, provided that at least fifty percent (50%) in interest of all of the Warrants exercise such demand. All costs and expenses of either type of registration shall be borne by the Company, except for any selling expenses, commissions, or fees of separate counsel for the Warrantholder or other security holders. These rights shall terminate upon the earlier of (a) three years from the date hereof, (b) registration of all of the shares underlying the Warrant, or (c) the date on which Warrantholder is able to sell the shares underlying the Warrant pursuant to Rule 144 during a three-month period without regard to volume limitations.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the number of shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as are evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants.

         This Warrant certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                        EMPYREAN DIAGNOSTICS, LTD.

                                        By:
                                            ------------------------------------
                                            Stephen Hayter
                                            Chief Executive Officer

ATTEST:


Dated:
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